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                                                                   EXHIBIT 10.16



                             FIRST AMENDMENT TO THE
                          PNC BANK CORP. AND AFFILIATES
                           DEFERRED COMPENSATION PLAN

                  This Amendment is made this 23rd day of January, 1998.

                              W I T N E S S E T H :

                  WHEREAS, PNC Bank Corp. (the "Corporation") previously adopted and presently maintains the PNC Bank Corp. and Affiliates Deferred Compensation Plan (the "Plan"); and

                  WHEREAS, the Corporation has decided to implement a Voluntary Retirement Program ("VRP") which will provide enhanced retirement benefits to certain eligible participants under the PNC Bank Corp. Pension Plan; and

                  WHEREAS, the Corporation desires to amend the Plan to ensure that Plan benefits shall be payable to Participants who elect to retire under the VRP.

                  NOW, THEREFORE, in accordance with the foregoing, the Plan is hereby amended as follows:


     1. Section 1.u. is hereby amended, effective January 1, 1998, by adding the following provisions to the end thereof:

                  Notwithstanding anything contained in this Section 1.u. to the contrary, the term "Retirement" shall also apply to any Participant who is eligible for and retires under the terms of the Voluntary Retirement Program provisions of Article XIII of the PNC Bank Corp. Pension Plan, even if the Participant has not yet attained age 55.

     2. The remaining provisions of the Plan shall remain in full force and effect.

        Executed this 23rd day of January, 1998.

                            PNC BANK CORP.


                            By: /s/ William E. Rosner
                                ---------------------
                            Title: Senior Vice President